Exhibit 10.3

SECOND AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Second Amendment”), dated February 16, 2012, is between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and Kathleen Mason (“Executive”).

WHEREAS, the Company and Executive entered into an amended and restated employment agreement dated September 29, 2008, as amended (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       The first sentence of Paragraph 3(a) of the Employment Agreement is hereby amended to read as follows in its entirety:

“(a) Effective as of November 1, 2011, and until Executive’s employment with the Company is terminated as provided in paragraph 4 hereof (the “Employment Period”), Executive’s base salary shall be $800,000 per annum or such other rate as the Compensation Committee of the Board (the “Compensation Committee”) may designate from time to time (the “Base Salary”), payable in regular installments in accordance with the Company’s general payroll practices and subject to customary withholding.”

2.                                       The last two sentences of Paragraph 3(b) of the Employment Agreement are hereby deleted in their entirety, and Executive shall be entitled to receive Additional Compensation for years ending on or after June 30, 2012 as set forth in the Employment Agreement as amended by this Second Amendment.

3.                                       A new Paragraph 3(f) of the Employment Agreement is hereby added to read as following in its entirety:

“(f) In connection with her employment under this Agreement, on February 16, 2012 Executive shall be granted by the Company under the 2008 Plan a combination of a stock option intended to be an incentive stock option (a “Second Amendment ISO”) under the Code and a nonqualified stock option (together with such Second Amendment ISO, the “Second Amendment Options”) covering, in the aggregate, 200,000 shares of the Common Stock, with the allocation between the number of shares subject to a Second

Amendment ISO and the number of shares subject to the remainder of such Second Amendment Options to be determined by the Compensation Committee on the date of grant, with the goal of maximizing the number of shares subject to the Second Amendment ISO as the Compensation Committee may deem reasonably acceptable under applicable laws and regulations.  The exercise price per share of the Second Amendment Options will be the fair market value of a share of the Common Stock on the date of grant, as determined in accordance with the 2008 Plan.  The Second Amendment Options will vest ratably on a daily basis over three years beginning on the date of grant, and the Second Amendment Options will have a general term of ten years beginning on the date of grant.  In the event that Executive’s employment hereunder is terminated by the Company without “Cause” or by her with “Good Reason” (as each such term is defined below), (i) the Second Amendment Options which are then vested will continue to be exercisable until the end of their original general terms, and (ii) of the Second Amendment Options which are not then vested, an amount equal to one more year’s vesting will vest and become exercisable upon such termination and continue to be exercisable until the end of their original general terms.  Executive understands that exercising a Second Amendment ISO after termination of her employment may affect its status under the Code and that the qualification of the Second Amendment ISO under the Code is subject in part to Executive complying with the applicable provisions thereof.”

4.                                       A new Paragraph 3(g) of the Employment Agreement is hereby added to read as following in its entirety:

“(g) In connection with her employment under this Agreement, on February 16, 2012 (the “Grant Date”), Executive shall be granted by the Company under the 2008 Plan: (1) a performance unit award consisting of up to a maximum of $800,000 in cash upon the terms and subject to the conditions as substantially set forth in the Form of Performance Unit Award Agreement attached hereto as Annex A, and (2) a performance stock award consisting of up to a maximum of 100,000 shares of performance stock upon the terms and subject to the conditions as substantially set forth in the Form of Performance Stock Award Agreement attached hereto as Annex B.

5.                                       Capitalized terms used in this Second Amendment and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

6.                                       This Second Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

7.                                       Any references to the Employment Agreement in any other document shall be deemed to mean the Employment Agreement, as amended by this Second Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date set forth above.

TUESDAY MORNING CORPORATION

By:	/s/ Stephanie Bowman
Name: Stephanie Bowman
Title: Executive Vice President and Chief Financial Officer

/s/ Kathleen Mason
KATHLEEN MASON

Annex A

Form of Performance Unit Award Agreement

[To be attached.]

Annex B

Form of Performance Stock Award Agreement

[To be attached.]